                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             CASINO DATA SYSTEMS
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                     N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

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    (4) Date filed:

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

                           [CASINO DATA SYSTEMS LOGO]

                              3300 Birtcher Drive
                            Las Vegas, Nevada 89118

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 26, 1999

TO THE STOCKHOLDERS OF CASINO DATA SYSTEMS:

     Please take notice that the Annual Meeting of Stockholders of Casino Data Systems will be held, pursuant to due call by the Board of Directors of the Company, at the Corporate Offices of the Company located at 3300 Birtcher Drive, Las Vegas, Nevada, on July 26, 1999 at 11:00 a.m. Pacific Daylight Time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

          1. To elect three directors to two year terms and two directors to one year terms.

          2. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, stockholders of record on June 21, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                            By Order of the Board of Directors

                                            CASINO DATA SYSTEMS

                                            /s/ Steven A. Weiss
                                            Chairman of the Board of Directors

Las Vegas, Nevada
June 25, 1999

                                PROXY STATEMENT

                              CASINO DATA SYSTEMS
                              3300 BIRTCHER DRIVE
                            LAS VEGAS, NEVADA 89118
                     -------------------------------------

                                PROXY STATEMENT
                     -------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 JULY 26, 1999

                               PROXIES AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Casino Data Systems (the "Company") to be used at the Annual Meeting of stockholders of the Company to be held July 26, 1999. Only stockholders of record at the close of business on June 21, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders was June 25, 1999.

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding is necessary to constitute a quorum at the meeting. Proxies in the accompanying form which are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. Unless instructions to the contrary are provided, the proxy will be voted in favor of the election of each of the director nominees named in the proxy. The presence at the meeting of a stockholder will not revoke his or her proxy. A proxy may be revoked at any time before it is voted by written notice to the Company, addressed to Steven A. Weiss, Chairman of the Board of Directors, at the principal offices of the Company or by giving written notice to the Company at the meeting; provided, however, that a revocation shall not be effective until such notice has been received by the Company and a revocation shall not affect a vote on any matter cast prior to such receipt.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, common stock, no par value, of which 18,207,647 shares were outstanding as of the close of business on June 21, 1999. Each share of common stock is entitled to one vote on all matters put to a vote of stockholders. The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of shares of common stock by each director and/or director nominees of the Company, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares, and all directors and executive officers as a group. Except as otherwise indicated, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                BENEFICIAL OWNERSHIP(1)
                                                                -----------------------
NAME OF BENEFICIAL OWNER                                         NUMBER         PERCENT
------------------------                                        ---------       -------
Steven A. Weiss(2)(3).......................................    2,913,966       15.9
Lee Lemas(4)................................................       12,500          *
Howard Yenke................................................        5,000          *
Phil E. Bryan(5)............................................       14,063          *
Thomas E. Gardner(6)........................................        6,625          *
John F. Harvey..............................................        1,000          *
Franklin Resources, Inc.(7).................................    1,575,000        8.7
All current executive officers, directors and director
  nominees, as a group (5 persons)(8).......................    2,953,154       16.1

-------------------------
 *  Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Shares of the Company's common stock subject to options currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.

(2) The address of such person is 3300 Birtcher Drive, Las Vegas, Nevada 89118.

(3) Includes options to purchase 135,812 shares that are exercisable within 60 days. Also includes 453,225 shares which are held by a trust for the benefit of Mr. Weiss' spouse and 353,024 shares which are held by a trust of which Mr. Weiss' spouse is one of the beneficiaries. Mr. Weiss disclaims beneficial ownership of these shares.

(4) Includes options to purchase 12,500 shares that are exercisable within 60 days.

(5) Includes options to purchase 14,063 shares that are exercisable within 60 days.

(6) Includes options to purchase 5,625 shares that are exercisable within 60 days.

(7) The address of such entity is 901 Mariners Island Blvd., 6th Floor, San Mateo, CA 94404. Beneficial ownership is based upon the most recent Schedule 13G filed with the Securities and Exchange Commission on January 26, 1999.

(8) Includes options to purchase 168,000 shares that are exercisable within 60 days.

                             ELECTION OF DIRECTORS

     The Company's Bylaws, as amended, provide for the division of the Board of Directors into two classes, each class serving for a term of two years; provided, however, that at the 1999 Annual Meeting of Stockholders, three directors are to be elected to serve until the 2001 Annual Meeting and two directors are to be elected to serve until the 2000 Annual Meeting, or, in all cases, until their successors are elected and qualified. Management proposes for election to the Board of Directors the nominees listed below. Messrs. Weiss, Harvey and Gardner are nominees for terms expiring in the year 2001, and Messrs. Bryan and Yenke are nominated for terms expiring in 2000. During 1999, Diana L. Bennett resigned and is not standing for re-election. All of the persons listed below have consented to serve as a director, if elected. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which otherwise would have been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the five nominees named therein in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominee(s) receiving fewer votes.

     STEVEN A. WEISS, age 36, founded the Company in June 1990 and has served as the Company's Chairman of the Board since from June 1990 to August 1994, and from November 1994 to the present. Mr. Weiss has served as an executive officer of the Company since its inception, and currently serves as its Chief Executive Officer. Mr. Weiss designed the prototype slot accounting and player tracking system that later developed into the Company's OASIS information management system in 1991. Prior thereto, Mr. Weiss was employed by Bally as a consultant in connection with its slot information system.

     HOWARD W. YENKE, age 62, served the Company as Chief Executive Officer from June 1998 to February 19, 1999, and has served as a Director since June 1998. Prior to joining the Company, Mr. Yenke served as President and Chief Executive Officer of Silent Systems, Inc., a private company providing thermal and acoustic products to the personal computer industry, a position he began in November 1997. From June 1996 to November 1997, Mr. Yenke served as President, Chief Executive Officer and Director of Lanart Corporation, a privately held company providing LAN connectivity solutions to the computer industry. Mr. Yenke was also President and CEO of Enterprise Development Corporation of Palm Beach County, a not-for-profit consulting services company from November 1994 to November 1996. During the same time period, Mr. Yenke was President, CEO and Director of Technology Deployment Holdings Company, Inc., a for profit investment firm. From May 1994 to October 1994, Mr. Yenke served as President, CEO and Director of ARCO Computer Products Company, a privately held company providing PC peripheral products to the computer industry. From 1989 to 1994, Mr. Yenke was employed by Boca Research, Inc. in several capacities including President and CEO. Prior thereto, Mr. Yenke was employed by IBM Corporation for over 25 years in various executive and management positions. Mr. Yenke also sits on the boards of directors of Checkmate Electronics, Inc.

     PHIL E. BRYAN, JR., age 59, has served as Director of the Company since April 1995. Mr. Bryan also served as Chief Executive Officer of the Company from April 1995 to April 1996. Mr. Bryan was the Chief Operating Officer, President and a director of Boomtown, Inc. from April, 1996 to February, 1999. Since February 1999, Mr. Bryan has been employed by the Club Cal-Neva in Reno, Nevada as its President and Chief Executive Officer. Mr. Bryan has more than thirty years' experience in the gaming industry, including service as the President and Chief Executive Officer of Gold River Operating Corp. from January 1993 to February 1995. Prior thereto, Mr. Bryan served as President of the Sands Hotel and Casino in Las Vegas from January to April 1992 and as Chief Executive Officer of the Peppermill Casino Resort in Reno, Nevada from August 1982 to January 1992.

     THOMAS E. GARDNER, age 61, is President of LJT Associates, a consulting firm which provides strategic planning, financial and management services to corporations and assists investors in late stage venture capital opportunities and acquisitions, a position he has held since 1993. From 1990 to 1992, Mr. Gardner was

Director Treasury Management Information with BankBoston Corporation. From 1979 to 1990 Mr. Garner was Senior Vice President and a member of the senior management committee with a predecessor bank, Rhode Island Hospital Trust National Bank, and acted as head of Treasury and Chairman of the Asset and Liability Management Committee. Mr. Gardner is Chairman of the Board of Directors of Access Solutions International, Inc.

     JOHN F. HARVEY, age 77, is an independent business consultant. He served on the Board of Directors of Del Webb Corporation from 1988 to 1994. Mr. Harvey was a lecturer and member of the finance faculty for the College of Business and Economics at the University of Nevada, Las Vegas from 1986 to 1992. Prior to his retirement in 1986, Mr. Harvey was Senior Vice President, Treasurer, Chief Financial Officer and a director of Summa Corporation (currently The Howard Hughes Corporation) for a period of eight years. Mr. Harvey also served in various executive positions with Time Incorporated, Schering-Plough Corporation and the Times Mirror Company over a period in excess of 30 years.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each executive officer of the Company whose salary during the year ended December 31, 1998 exceeded $100,000, or would have exceeded $100,000 had they been employed by the Company at the end of the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-
                                                                                   TERM
                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION              AWARD
                                         -----------------------------------   ------------
                                                                 ALL OTHER      SECURITIES
                                FISCAL                             ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)   COMPENSATION     OPTIONS      COMPENSATION
---------------------------     ------   ---------   --------   ------------   ------------   ------------
Steven A. Weiss...............   1998     300,000         --      9,600(1)        100,000          --
Chairman of the Board            1997     300,000         --      9,600(1)             --          --
                                 1996     279,500         --      9,600(1)         52,750          --
Howard Yenke(2)...............   1998     146,154                 5,539(1)        250,000          --
Chief Executive Officer
Kenneth S. Hardesty(3)........   1998      82,692     59,000         --                --          --
Chief Executive Officer          1997      14,423         --         --           285,000      36,000(4)
Lee Lemas(5)..................   1998     147,913         --      4,800(1)        150,000          --
Chief Financial and
Operating Officer
Diana L. Bennett(6)...........   1998     200,000         --      9,600(1)        100,000          --
President and Chief              1997     200,000         --      9,600(1)         20,000          --
Operating Officer                1996     160,778     45,000      9,563(1)         55,000          --
Michael Perez(7)..............   1998     171,538         --         --           100,000      60,000(8)

-------------------------

(1) Represents automobile allowances provided to the Company's executive officers.

(2) Mr. Yenke was not employed by the Company prior to 1998. He served as the Company's Chief Executive Officer from June 1998 to February 1999.

(3) Mr. Hardesty served as the Company's Chief Executive Officer from December, 1997 to May 15, 1998.

(4) Represents a relocation expense allowance paid pursuant to Mr. Hardesty's employment agreement with the Company.

(5) Ms. Lemas became an executive officer of the Company in July 1998.

(6) Ms. Bennett served as the Company's President and Chief Operating Officer from January 1996 to February 1999.

(7) Mr. Perez served as Chief Financial Officer from January 13, 1998 to May 21, 1998.

(8) Represents relocation expense allowances paid pursuant to Mr. Perez' employment and severance agreements with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes information with respect to options granted to the executive officers named in the Summary Compensation Table during the last fiscal year.

                                                                                  POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                         VALUE OF ASSUMED
                        ------------------------------------------------------        ANNUAL RATE
                        NUMBER OF    PERCENTAGE OF                                   OF STOCK PRICE
                        SECURITIES   TOTAL OPTIONS                                  APPLICATION FOR
                        UNDERLYING     GRANTED TO     EXERCISE OR                    OPTION TERM(2)
                          OPTION       EMPLOYEES      BASE PRICE    EXPIRATION   ----------------------
NAME                     GRANTED     IN FISCAL YEAR    ($/SHARE)       DATE         5%          10%
----                    ----------   --------------   -----------   ----------   --------    ----------
Steven A. Weiss.......   100,000          10.0           $1.81      10/26/2008   $113,830    $  288,467
Lee Lemas.............    50,000           5.0            3.00      03/09/2008     94,334       239,061
                         100,000          10.0            1.53      10/09/2008     96,221       243,843
Howard Yenke..........   250,000          24.9            3.19      06/04/2008    501,543     1,271,010
Kenneth S. Hardesty...   285,000          28.4            3.75      11/26/2002    230,322       496,007
Diana L. Bennett......   100,000          10.0            1.81      10/26/2008    113,830       288,467
Mike Perez............   100,000          10.0            3.13      01/13/2003     86,476       191,090

-------------------------

(1) All options were granted at a price equal to the fair market value of the Company's common stock on the date of grant.

(2) Amounts shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table and the value of the options held by such persons as of the end of the last fiscal year.

                                                                                   VALUE OF UNEXERCISED IN-THE-
                                                        NUMBER OF UNEXERCISED            MONEY OPTIONS AT
                           SHARES                       OPTIONS AT FY-END(#)                 FY-END($)
                         ACQUIRED ON      VALUE      ---------------------------   -----------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   ------------   --------------
Steven A. Weiss........      --            --          135,812        109,750           $0           $19,000
Lee Lemas..............      --            --           12,500        137,500            0            47,000
Howard Yenke...........      --            --                0        250,000            0                 0
Diana L. Bennett.......      --            --           45,417        129,583            0            19,000
Kenneth S. Hardesty....      --            --                0              0            0                 0
Mike Perez.............      --            --                0              0            0                 0

                             EMPLOYMENT AGREEMENTS

     Mr. Weiss is employed by the Company pursuant to an agreement which expires on December 31, 1999. Such agreement provides for a base salary of $300,000 per year, an annual bonus in an amount up to 50 percent of his base salary, and an $800 per month automobile allowance. Either the Company or Mr. Weiss may terminate the agreement for any reason prior to its expiration. In the event that the Company terminates the agreement without cause (as defined) or Mr. Weiss terminates his employment due to a change in control of the Company or an adverse change in his working conditions, the Company is obligated to continue Mr. Weiss' compensation for a period of two years. Mr. Weiss' employment agreement also contains customary provisions relating to non-competition and non-disclosure of confidential information.

     Ms. Lemas and the Company entered into an employment agreement containing substantially similar terms as the Company's agreement with Mr. Weiss, except that Ms. Lemas' base salary is $215,000 per year, her annual bonus may be an amount up to 50 percent of Ms. Lemas' base salary, and upon Ms. Lemas' termination of employment without cause or in connection with a change in control, the Company is obligated to continue her compensation for one year.

     Ms. Bennett was employed by the Company pursuant to an agreement scheduled to expire in December 1999. Ms. Bennett left the Company in February 1999. Under the terms of a severance agreement entered into by and between the Company and Ms. Bennett, the employment agreement was terminated and Ms. Bennett will receive severance compensation in the amount of $255,000 over a period of 12 months. Ms. Bennett is subject to certain non-competition provisions expiring in February 2000.

     On June 3, 1998, the Company entered into an employment agreement with Howard Yenke. Mr. Yenke left the Company in February 1999. Pursuant to a severance agreement entered into with the Company, Mr. Yenke received six months severance pay and his employment agreement was terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of Messrs. Gardner and Phil E. Bryan.

DIRECTOR COMPENSATION

     Directors who are not also employees of the Company receive a $25,000 annual director's fee and are reimbursed for costs and expenses they incur to attend board meetings. Directors who are not also employees of the Company are entitled to participate in the Company's 1994 Non-Employee Director Stock Option Plan. This plan is a formula stock option plan that provides for the initial grant of a stock option covering 11,250 shares upon a person joining the Board and an annual stock option grant covering 5,625 shares at each annual meeting of stockholders. Each option granted has a ten-year term, vests equally over a two year period and has an exercise price equal to the fair market value on the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation and Stock Option Committee (the "Compensation Committee") of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Each executive officer who also serves as a director of the Company abstains from the discussion and vote relating to his or her compensation. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the Company's compensation policies for the year ended December 31, 1998 as they affected the Company's executive officers. The following report of the Compensation Committee, as well as the Performance Graph set forth herein, are not soliciting materials, are not deemed filed with the Securities and Exchange Commission (the "SEC") and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee intends to set executive compensation at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Base salary compensation and increases are determined by the potential effect the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Effective in April 1996, the Compensation Committee instituted a bonus incentive compensation plan which allows each executive to earn a percentage of such executive's base salary (up to 50%), payable quarterly, dependent upon the Company's earnings performance for such fiscal year.

     Awards of stock grants under the Company's 1993 Stock Option and Compensation Plan (the "Plan") are designed to promote the identity of long-term interests between the Company's executives and its stockholders, and assist in the retention of executives. The Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Company.

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

                                  By the Compensation and Stock Option Committee

                                                               THOMAS E. GARDNER
                                                                   PHIL E. BRYAN

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission (the "SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's stockholders (based on appreciation of the market price of the Company's common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's common stock price from December 31, 1993 to December 31, 1998, to the S&P 500 Stock Index and a "peer group" index created by the Company over the same period. The "peer group" index that the Company believes is representative of its industry includes Acres Gaming, Inc., Alliance Gaming Corporation, Anchor Gaming, GTech Holdings Corp., International Game Technology, Shuffle Master, Inc., Powerhouse Technologies, Inc. (formerly known as Video Lottery Technologies, Inc.), WMS Industries, and Silicon Gaming, Inc.

     In the graph, the presentation assumes that the value of an investment in each of the Company's common stock, the S&P 500 Index, and the two peer group indices was $100 on December 31, 1993, and that any dividends paid were reinvested in the same security.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/31/93)
                                      LOGO

--------------------------------------------------------------------------------------------------------------------
 TOTAL RETURN ANALYSIS            12/31/93      12/31/94      12/29/95      12/30/96      12/31/97      12/31/98
--------------------------------------------------------------------------------------------------------------------
 Casino Data Systems              $100.00       $ 60.00       $142.86       $ 58.93       $ 24.64       $ 17.14
--------------------------------------------------------------------------------------------------------------------
 Peer Group                       $100.00       $ 61.51       $ 72.35       $ 95.97       $119.93       $123.77
--------------------------------------------------------------------------------------------------------------------
 S&P 500                          $100.00       $101.53       $139.69       $171.82       $229.13       $293.74
--------------------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.

                           PROPOSALS OF STOCKHOLDERS

     All proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices on or before December 23, 1999.

     On May 21, 1998, the Securities and Exchange Commission amended Rule 14a-4 of the Securities Exchange Act of 1934. The amendment governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement of a shareholder proposal, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2000 Annual Meeting of Shareholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by May 12, 2000, the management proxies will be allowed to use their discretionary authority as outlined above.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held six meetings and took one action in writing during the last fiscal year. The Company has an audit committee and a compensation and stock option committee, but does not have a nominating committee of the Board of Directors.

     During 1998, the Company's audit committee consisted of Messrs. Thomas E. Gardner and Phil E. Bryan. The audit committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls. The audit committee met twice during the last fiscal year.

     The Company's compensation and stock option committee, which consisted of Messrs. Gardner and Phil E. Bryan, held one meeting during the last fiscal year. The compensation and stock option committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the Plan.

INDEPENDENT ACCOUNTANTS

     KPMG LLP has been the independent public accountants for the Company since January 1993. A representative of KPMG LLP is expected to attend this year's Annual Meeting of Stockholders and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                                          The Board of Directors

                              CASINO DATA SYSTEMS
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JULY 26, 1999

        The undersigned, a stockholder of Casino Data Systems (the "Company"), hereby appoints Steven A. Weiss and Bruce W. Benson, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of Casino Data Systems to be held at the corporate offices of the Company located at 3300 Birtcher Drive, Las Vegas, Nevada, on Monday, July 26, 1999, at 11:00 a.m. and any adjournments or postponements thereof, upon matters set forth below, with all the powers which the undersigned would possess if personally present:

      1.   ELECTION OF DIRECTORS:
                                                    WITHHOLD AUTHORITY to vote for all nominees listed below [ ]
           FOR all nominees  [ ]
           (except as marked to the contrary below)

        Nominees for directorships, each for a two-year term:
                             STEVEN A. WEISS, THOMAS E. GARDNER AND JOHN HARVEY

        Nominees for directorships, each for a one-year term:
                                          HOWARD W. YENKE AND PHIL E. BRYAN

     (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

    ------------------------------------------------------------------------

    2. Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

          (Continued, and TO BE DATED AND SIGNED on the reverse side)

                          (continued from other side)

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the stockholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors.

                                                  Date:           , 1999

                                                  --------------------------

                                                  --------------------------

                                                  --------------------------
                                                  (STOCKHOLDER MUST SIGN EX-
                                                  ACTLY AS THE NAME APPEARS AT
                                                  LEFT. WHEN SIGNED AS A CORPO-
                                                  RATE OFFICER, EXECUTOR, ADMIN-
                                                  ISTRATOR, TRUSTEE, GUARDIAN,
                                                  ETC., PLEASE GIVE FULL TITLE
                                                  AS SUCH. BOTH JOINT TENANTS
                                                  MUST SIGN.)